NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE JUNIOR HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Principal Amount: $42,000                                                                                     Issue Date: November 1, 2016

CONVERTIBLE SUBORDINATED PROMISSORY NOTE

RECITAL

WHEREFORE, ZENOSENSE, INC, a Nevada corporation (hereinafter called the “Borrower”), and ________ (hereinafter called the “Senior Holder”), entered into a 5% convertible promissory note on May  17, 2016 (“May 2016 Note”), for the principal amount of $62,547 (the “Original Debt”) due May 16, 2018, in the form attached hereto as Exhibit B;

WHEREFORE, no principal or interest of the May 2016 Note has been paid thereon, or converted into any other security of the Company or otherwise compromised or settled as of the date of this convertible subordinated promissory note and the principal amount of $62,547 and $1,420.50 in accrued interest, for a total of $63,967.50 remains outstanding (the “Outstanding Debt”); and

WHERFORE, the Senior Holder has entered into a private transaction with ________, an accredited investor as defined in Rule 501(a) of the 1933 Act (the “Investor”), selling an aggregate amount of $42,000 of the May 2016 Note under a separate Debt Purchase and Assignment Agreement (the “Purchase Agreement”).

WHEREFORE, the Borrower and the Senior Holder have hereby agreed to cancel the May 2016 Note in its entirety and exchange it for two new notes, comprising of a new note to the Senior Holder (the “Senior Note”) in a new principle amount of $21,967.50, which includes $20,547 and accrued interest of $1,420,50, and the issuance to the Investor of this convertible promissory note in principle amount of $42,000 (the “Junior Note”), both new notes essentially in the same form as the May 2016 Note, with the exception of certain terms and conditions being amended in the Junior Note as set forth in the Purchase Agreement. The aggregate principal amount of both the Senior Note and the Junior Note will equal the Outstanding Debt.

FOR VALUE RECEIVED, ZENOSENSE, INC, a Nevada corporation (hereinafter called the “Borrower”), hereby promises to pay to the order of ________, a ________ company, or registered assigns (the “Junior Holder”) the sum of $42,000 together with any interest as set forth herein, on May 16, 2018 (the “Maturity Date”), and to pay interest on the unpaid principal balance hereof at the rate of five percent (5%) (the “Interest Rate”) per annum from the date hereof (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. This Junior Note may not be prepaid in whole or in part except as otherwise explicitly set forth herein. Any amount of principal or interest on this Junior Note which is not paid when due shall bear interest at the rate of five percent (5%) per annum from the due date thereof until the same is paid (“Default Interest”). Interest shall be computed on the basis of a 365-day year and the actual number of days elapsed. All payments due hereunder (to the extent not converted into common stock, $0.001 par value per share (the “Common Stock”) in accordance with the terms hereof) shall be made in lawful money of the United States of America. All payments shall be made at such address as the Junior Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Junior Note. Whenever any amount expressed to be due by the terms of this Junior Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day and, in the case of any interest payment date which is not the date on which this Junior Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. As used in this Junior Note, the term “business day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed. Each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in that certain Securities Exchange Agreement dated May 17, 2016, by and between the Senior Holder and the Borrower, which are incorporated herein by reference (the “Exchange Agreement”).

This Junior Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to pre-emptive rights or other similar rights of shareholders of the Borrower and will not impose personal liability upon the holder thereof.

The following additional terms shall apply to this Junior Note:

(i)           The Junior Holder hereby irrevocably subordinates and postpones the payment and the time of payment of all the Junior Note and all claims and demands arising therefrom (collectively the “Junior Debt”) to the Senior Note and any and all other obligations of Borrower represented by a promissory note, and no other agreement or obligation or amount due (collectively the “Senior Obligations”) and directs that the Senior Obligations be paid in full before the Junior Debt. Until all of the outstanding Senior Obligations are actually paid in full, Borrower shall not make, and Junior Holder shall not receive or accept, any direct or indirect payments of principal, interest, fees or expenses or any other consideration in respect of the Junior Debt.  Notwithstanding any provision of this Junior Note to the contrary, Borrower shall not be prohibited from making or issuing, and Junior Creditor shall not be prohibited from receiving, (x) any payments in respect of the Junior Debt paid in kind (by capitalizing the amount due as additional principal thereunder), or (y) an accrual of any default interest payable under any Junior Debt; provided, that no such default interest or payments in kind may be paid (or redeemed) in cash until the Senior Obligations have been actually paid in full.

The Junior Holder shall: (i) as reasonably applicable, make notations on its books and records beside all accounts or on such other statements evidencing or recording any Junior Debt to the effect that such Junior Debt is subject to the provisions of this Junior Note, (ii) furnish Senior Holder, upon its request from time to time a statement of the account between Junior Holder and Borrower representing the Junior Debt and copies of related documents, and (iii) give Senior Holder, upon its reasonable request, reasonable access to Junior Holder’s books and records pertaining only to such accounts with the right to make copies thereof.

Borrower has not granted and shall not grant to Junior Holder, and the Junior Holder does not hold and shall not accept or take, any lien or security interest in any property or assets of Borrower now owned or hereafter created or acquired, without the express written permission of the Senior Holder.

Junior Creditor shall not at any time or in any manner: (a) foreclose upon, take possession of, or attempt to realize on any property or assets of Borrower, or (b) proceed in any way to enforce any rights, remedies or claims he has or may have against Borrower or any of its property or assets by contract, at law or in equity under or in respect of the Junior Debt or otherwise, (c) accelerate the Junior Debt, and declare it immediately due and payable, (d) commence any proceeding against Borrower or any of its properties or assets, including any proceeding under any bankruptcy, insolvency, reorganization, arrangement, liquidation, dissolution, moratorium or similar law of any other jurisdiction, or apply for a trustee, receiver or custodian (however named) for all or a substantial part of the property of Borrower; or (e) contest, protest or object to any action taken by Senior Holder, unless and until all of the outstanding Senior Obligations have been actually paid in full.

In the event a petition or action for relief shall be filed by or against Borrower under any law relating to bankruptcy, insolvency, reorganization, receivership, general assignment for the benefit of creditors, moratorium, creditor composition, arrangement or other relief for debtors, the Senior Holder’s claims (secured or unsecured) against the assets or estate of Borrower shall be indefeasibly paid in full, in cash before any payment is made to Junior Holder on the Junior Debt, whether such payment is in cash, securities or any other form of property or rights.

Should Junior Holder directly or indirectly receive any payment or distribution not permitted by the provisions of this Junior Note from Borrower or out of any assets of Borrower, prior to the actual payment in full of the Senior Obligations, the Junior Holder will deliver the same to Senior Holder in the form received (except for the endorsement or assignment of Junior Creditor where necessary), for application to the Senior Obligations in such order and manner as Senior Holder may elect. Until delivered, the Junior Creditor shall hold the same, in trust, for Senior Holder and shall not commingle the property of Senior Holder with any other property held by Junior Holder. In the event Junior Holder fails to make any such endorsement or assignment, Senior Holder, or any of its officers or employees on behalf of Senior Holder, is hereby irrevocably authorized in its own name or in the name of Junior Holder to make such endorsement or assignment and is hereby irrevocably appointed as Junior Holder’s attorney-in-fact for those purposes.

ARTICLE I. CONVERSION RIGHTS

1.1
Conversion Right. The Junior Holder shall have the right from time to time, from the Issue Date and ending on the later of: (i) the Maturity Date and (ii) the date of payment of the Default Amount (as defined in Article II) pursuant to Section 1.6(a) or Article II, each in respect of the remaining outstanding principal amount of this Junior Note to convert all or any part of the outstanding and unpaid principal amount of this Junior Note into fully paid and non- assessable shares of Common Stock, as such Common Stock exists on the Issue Date, or any shares of capital stock or other securities of the Borrower into which such Common Stock shall hereafter be changed or reclassified at the conversion price (the “Conversion Price”) determined as provided herein (a “Conversion”); provided, however, that in no event shall the Junior Holder be entitled to convert any portion of this Junior Note (A) at a time when the market price is less than $0.15 per share, as reported on the Principle Market (defined in Section 2.8), subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Borrower relating to the Borrower’s securities or the securities of any subsidiary of the Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events, or (B)  in excess of that portion of this Junior Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Junior Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Junior Note or the unexercised or unconverted portion of any other security of the Borrower subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of this Junior Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Junior Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso, provided, further, however, that the maximum percentage limitations on conversion may be waived by the Junior Holder upon, at the election of the Junior Holder, not less than 61 days’ prior notice to the Borrower, and the provisions of the conversion limitation shall continue to apply until such 61st day (or such later date, as determined by the Junior Holder, as may be specified in such notice of waiver). The number of shares of Common Stock to be issued upon each conversion of this Junior Note shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date specified in the notice of conversion, in the form attached hereto as Exhibit A (the “Notice of Conversion”), delivered to the Borrower by the Junior Holder in accordance with Section 1.4 below; provided that the Notice of Conversion is submitted by facsimile or e-mail (or by other means resulting in, or reasonably expected to result in, notice) to the Borrower before 6:00 p.m., New York, New York time on such conversion date (the “Conversion Date”). The term “Conversion Amount” means, with respect to any conversion of this Junior Note, the sum of (1) the principal amount of this Junior Note to be converted in such conversion plus (2) at the Junior Holder’s option, accrued and unpaid interest, if any, on such principal amount at the interest rates provided in this Junior Note to the Conversion Date, plus (3) at the Junior Holder’s option, Default Interest, if any, on the amounts referred to in the immediately preceding clauses (1) and/or (2) plus (4) at the Junior Holder’s option, any amounts owed to the Junior Holder pursuant to Sections 1.3 and 1.4(g) hereof.

1.2
Conversion Price. The conversion price (the “Conversion Price”) is set at $0.007 (subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Borrower relating to the Borrower’s securities or the securities of any subsidiary of the Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events).  Other than as set forth in the foregoing sentence, the Conversion Price will not be otherwise reduced, for any reason, without the express written permission of the Senior Holder.  The Borrower undertakes to take all reasonable action to prevent the conversion of this Junior Note at a price less than the Conversion Price.

1.3
Authorized Shares. The Borrower covenants that during the period the conversion right exists, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares (the “Reserved Amount”), free from pre-emptive rights, to provide for the issuance of Common Stock upon the full conversion of this Junior Note. Subject to the limitations set forth in this Junior Note, the Borrower (i) acknowledges that it has irrevocably instructed its transfer agent to issue certificates for the Common Stock issuable upon conversion of this Junior Note, and (ii) agrees that its issuance of this Junior Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of this Junior Note.

If, at any time the Borrower does not maintain the Reserved Amount it will be considered an Event of Default under Section 2.2 of the Junior Note.

1.4	Method of Conversion.

(a) Mechanics of Conversion. Subject to Section 1.1, this Junior Note may be converted by the Junior Holder in whole or in part at any time from time to time after the Issue Date, by (A) submitting to the Borrower a Notice of Conversion (by facsimile, e-mail or other reasonable means of communication dispatched on the Conversion Date prior to 6:00 p.m., New York, New York time) and (B) subject to Section 1.4(b), surrendering this Junior Note at the principal office of the Borrower.

(b) Surrender of Junior Note Upon Conversion. Notwithstanding anything to the contrary set forth herein, upon conversion of this Junior Note in accordance with the terms hereof, the Junior Holder shall not be required to physically surrender this Junior Note to the Borrower unless the entire unpaid principal amount of this Junior Note is so converted. The Junior Holder and the Borrower shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Junior Holder and the Borrower, so as not to require physical surrender of this Junior Note upon each such conversion. In the event of any dispute or discrepancy, such records of the Borrower shall, prima facie, be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any portion of this Junior Note is converted as aforesaid, the Junior Holder may not transfer this Junior Note unless the Junior Holder first physically surrenders this Junior Note to the Borrower, whereupon the Borrower will forthwith issue and deliver upon the order of the Junior Holder a new Junior Note of like tenor, registered as the Junior Holder (upon payment by the Junior Holder of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid principal amount of this Junior Note. The Junior Holder and any assignee, by acceptance of this Junior Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Junior Note, the unpaid and unconverted principal amount of this Junior Note represented by this Junior Note may be less than the amount stated on the face hereof.

(c) Payment of Taxes. The Borrower shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock or other securities or property on conversion of this Junior Note in a name other than that of the Junior Holder (or in street name), and the Borrower shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons (other than the Junior Holder or the custodian in whose street name such shares are to be held for the Junior Holder’s account) requesting the issuance thereof shall have paid to the Borrower the amount of any such tax or shall have established to the satisfaction of the Borrower that such tax has been paid.

(d) Delivery of Common Stock Upon Conversion. Upon receipt by the Borrower from the Junior Holder of a facsimile transmission or e-mail (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in this Section 1.4, the Borrower shall issue and deliver or cause to be issued and delivered to or upon the order of the Junior Holder certificates for the Common Stock issuable upon such conversion within five (5) business days after such receipt (the “Deadline”) (and, solely in the case of conversion of the entire unpaid principal amount hereof, surrender of this Junior Note) in accordance with the terms hereof.

(e) Obligation of Borrower to Deliver Common Stock. Upon receipt by the Borrower of a Notice of Conversion, the Junior Holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Junior Note shall be reduced to reflect such conversion, and, unless the Borrower defaults on its obligations under this Article I, all rights with respect to the portion of this Junior Note being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion. If the Junior Holder shall have given a Notice of Conversion as provided herein, the Borrower’s obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the Junior Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Borrower to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Junior Holder of any obligation to the Borrower, and irrespective of any other circumstance which might otherwise limit such obligation of the Borrower to the Junior Holder in connection with such conversion. The Conversion Date specified in the Notice of Conversion shall be the Conversion Date so long as the Notice of Conversion is received by the Borrower before 6:00 p.m., New York, New York time, on such date.

(f) Delivery of Common Stock by Electronic Transfer. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Borrower is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Junior Holder and its compliance with the provisions contained in Section 1.1 and in this Section 1.4, the Borrower shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Junior Holder by crediting the account of Junior Holder’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system.

(g) Failure to Deliver Common Stock Prior to Deadline. Without in any way limiting the Junior Holder’s right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if delivery of the Common Stock issuable upon conversion of this Junior Note is not delivered by the Deadline (other than a failure due to the circumstances described in Section 1.3 above, which failure shall be governed by such Section) the Borrower shall pay to the Junior Holder $500 per day in cash, for each day beyond the Deadline that the Borrower fails to deliver such Common Stock. Such cash amount shall be paid to Junior Holder by the fifth day of the month following the month in which it has accrued or, at the option of the Junior Holder (by written notice to the Borrower by the first day of the month following the month in which it has accrued), shall be added to the principal amount of this Junior Note, in which event interest shall accrue thereon in accordance with the terms of this Junior Note and such additional principal amount shall be convertible into Common Stock in accordance with the terms of this Junior Note. The Borrower agrees that the right to convert is a valuable right to the Junior Holder. The damages resulting from a failure, attempt to frustrate, interference with such conversion right are difficult if not impossible to qualify. Accordingly the parties acknowledge that the liquidated damages provision contained in this Section 1.4(g) are justified.

1.5 Concerning the Shares. The shares of Common Stock issuable upon conversion of this Junior Note may not be sold or transferred unless (i) such shares are sold pursuant to an effective registration statement under the Act or (ii) the Borrower or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such shares are sold or transferred pursuant to Rule 144 under the Act (or a successor rule) (“Rule 144”) or (iv) such shares are transferred to an “affiliate” (as defined in Rule 144) of the Borrower who agrees to sell or otherwise transfer the shares only in accordance with this Section 1.5 and who is an Accredited Investor (as defined in the Exchange Agreement). Until such time as the shares of Common Stock issuable upon conversion of this Junior Note have been registered under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for shares of Common Stock issuable upon conversion of this Junior Note that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE JUNIOR HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BEPLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

The legend set forth above shall be removed and the Borrower shall issue to the Junior Holder a new certificate therefore free of any transfer legend if (i) the Borrower or its transfer agent shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Common Stock may be made without registration under the Act, which opinion shall be accepted by the Company so that the sale or transfer is effected or (ii) in the case of the Common Stock issuable upon conversion of this Junior Note, such security is registered for sale by the Junior Holder under an effective registration statement filed under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold. In the event that the Company does not accept the opinion of counsel provided by the Buyer with respect to the transfer of Securities pursuant to an exemption from registration, such as Rule 144 or Regulation S, at the Deadline, it will be considered an Event of Default pursuant to Section 2.2 of the Junior Note.

1.6 Effect of Certain Events.

(a) Effect of Merger, Consolidation, Etc. Subject to the subordination provisions, at the option of the Junior Holder, the sale, conveyance or disposition of all or substantially all of the assets of the Borrower, the effectuation by the Borrower of a transaction or series of related transactions in which more than 50% of the voting power of the Borrower is disposed of unless such transaction directly relates to the raising of capital to fund development under the terms of the Development and Exclusive License Agreement (“License Agreement”), effective December 4, 2013 and as amended or amended in the future, or the consolidation, merger or other business combination of the Borrower with or into any other Person (as defined below) or Persons when the Borrower is not the survivor shall either: (i) be deemed to be an Event of Default (as defined in Article II) pursuant to which the Borrower shall be required to pay to the Junior Holder upon the consummation of and as a condition to such transaction an amount equal to the Default Amount (as defined in Article II) or (ii) be treated pursuant to Section 1.6(b) hereof. “Person” shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

(b) Adjustment Due to Merger, Consolidation, Etc. If, at any time when this Junior Note is issued and outstanding and prior to conversion of all of the Junior Note, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Borrower shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Borrower or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Borrower other than in connection with a plan of complete liquidation of the Borrower, then the Junior Holder of this Junior Note shall thereafter have the right to receive upon conversion of this Junior Note, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the Junior Holder would have been entitled to receive in such transaction had this Junior Note been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Junior Holder of this Junior Note to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Junior Note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof. The Borrower shall not affect any transaction described in this Section 1.6(b) unless (a) it first gives, to the extent practicable, thirty (30) days prior written notice (but in any event at least fifteen (15) days prior written notice) of the record date of the special meeting of shareholders to approve, or if there is no such record date, the consummation of, such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the Junior Holder shall be entitled to convert this Junior Note) and (b) the resulting successor or acquiring entity (if not the Borrower) assumes by written instrument the obligations of this Section 1.6(b). The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

(c) Adjustment Due to Distribution. If the Borrower shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Borrower’s shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a “Distribution”), then the Junior Holder of this Junior Note shall be entitled, upon any conversion of this Note after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the Junior Holder with respect to the shares of Common Stock issuable upon such conversion had such Junior Holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

(d) Purchase Rights. Subject to the right of the Senior Holder to purchase all of the securities offered by the Borrower under the Purchase Rights in its Senior Note, as to all the securities into which the Senior Note and the Junior Note may be converted, if, at any time when any Notes are issued and outstanding, the Borrower issues any convertible securities or rights to purchase stock, warrants, securities or other property (the “Purchase Rights”) pro rata to the record holders of any class of Common Stock, then if the Senior Holder has not purchased all its pro rata portion based on the Senior Note and Junior Note together, the Junior Holder of this Junior Note will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Junior Holder could have acquired if such Junior Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Junior Note (without regard to any limitations on conversion contained herein) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(e) Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price as a result of the events described in this Section 1.6, the Borrower, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to the Junior Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Borrower shall, upon the written request at any time of the Junior Holder, furnish to such Junior Holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of the Junior Note.

1.7
Trading Market Limitations. Unless permitted by the applicable rules and regulations of the principal securities market on which the Common Stock is then listed or traded, in no event shall the Borrower issue upon conversion of or otherwise pursuant to this Junior Note more than the maximum number of shares of Common Stock that the Borrower can issue pursuant to any rule of the principal United States securities market on which the Common Stock is then traded (the “Maximum Share Amount”), which shall be 4.99% of the total shares outstanding on the Closing Date (as defined in the Exchange Agreement), subject to equitable adjustment from time to time for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring after the date hereof. Once the Maximum Share Amount has been issued, if the Borrower fails to eliminate any prohibitions under applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Borrower or any of its securities on the Borrower’s ability to issue shares of Common Stock in excess of the Maximum Share Amount, in lieu of any further right to convert this Junior Note, this will be considered an Event of Default under Section 2.3 of the Junior Note.

1.8
Status as Shareholder. Upon submission of a Notice of Conversion by the Junior Holder, (i) the shares covered thereby (other than the shares, if any, which cannot be issued because their issuance would exceed such Junior Holder’s allocated portion of the Reserved Amount or Maximum Share Amount) shall be deemed converted into shares of Common Stock and (ii) the Junior Holder’s rights as a Junior Holder of such converted portion of this Junior Note shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Junior Holder because of a failure by the Borrower to comply with the terms of this Junior Note. Notwithstanding the foregoing, if a Junior Holder has not received certificates for all shares of Common Stock prior to the tenth (10th) business day after the expiration of the Deadline with respect to a conversion of any portion of this Junior Note for any reason, then (unless the Junior Holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Borrower) the Junior Holder shall regain the rights of a Junior Holder of this Junior Note with respect to such unconverted portions of this Junior Note and the Borrower shall, as soon as practicable, return such unconverted Junior Note to the Junior Holder or, if the Junior Note has not been surrendered, adjust its records to reflect that such portion of this Junior Note has not been converted. In all cases, the Junior Holder shall retain all of its rights and remedies (including, without limitation, (i) the right to receive Conversion Default Payments pursuant to Section 1.3 to the extent required thereby for such Conversion Default and any subsequent Conversion Default and (ii) the right to have the Conversion Price with respect to subsequent conversions determined in accordance with Section 1.3) for the Borrower’s failure to convert this Junior Note.

1.9	Prepayment. The Borrower has no right of prepayment.

ARTICLE II. EVENTS OF DEFAULT

If any of the following events of default (each, an “Event of Default”) shall occur:

2.1	Failure to Pay Principal or Interest. The Borrower fails to pay the principal hereof or interest thereon when due on this Junior Note, whether at maturity, upon acceleration or otherwise.

2.2
Conversion and the Shares. The Borrower fails to issue shares of Common Stock to the Junior Holder (or announces or threatens in writing that it will not honor its obligation to do so) upon exercise by the Junior Holder of the conversion rights of the Junior Holder in accordance with the terms of this Junior Note, fails to transfer or cause its transfer agent to transfer (issue) (electronically or in certificated form) any certificate for shares of Common Stock issued to the Junior Holder upon conversion of or otherwise pursuant to this Junior Note as and when required by this Junior Note, the Borrower directs its transfer agent not to transfer or delays, impairs, and/or hinders its transfer agent in transferring (or issuing) (electronically or in certificated form) any certificate for shares of Common Stock to be issued to the Junior Holder upon conversion of or otherwise pursuant to this Junior Note as and when required by this Junior Note, or fails to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any shares of Common Stock issued to the Junior Holder upon conversion of or otherwise pursuant to this Junior Note as and when required by this Junior Note (or makes any written announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any written announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for three (3) business days after the Junior Holder shall have delivered a Notice of Conversion. It is an obligation of the Borrower to remain current in its obligations to its transfer agent. It shall be an event of default of this Junior Note, if a conversion of this Junior Note is delayed, hindered or frustrated due to a balance owed by the Borrower to its transfer agent. If at the option of the Junior Holder, the Junior Holder advances any funds to the Borrower’s transfer agent in order to process a conversion, such advanced funds shall be paid by the Borrower to the Junior Holder within forty eight (48) hours of a demand from the Junior Holder.

2.3
Breach of Covenants. The Borrower breaches any material covenant or other material term or condition contained in this Junior Note and such breach continues for a period of ten (10) days after written notice thereof to the Borrower from the Junior Holder.

2.4
Breach of Representations and Warranties. Any representation or warranty of the Borrower made herein or in statement or certificate given in writing pursuant hereto, shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Junior Holder with respect to this Junior Note.

2.5
Receiver or Trustee. The Borrower or any subsidiary of the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

2.6
Judgments. Any money judgment, writ or similar process shall be entered or filed against the Borrower or any subsidiary of the Borrower or any of its property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the Junior Holder, which consent will not be unreasonably withheld.

2.7
Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any subsidiary of the Borrower.

2.8
 Delisting of Common Stock. The Borrower shall fail to maintain the listing of the Common Stock on at least one of OCT Markets or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, the American Stock Exchange or such other means to allow the Company’s common stock to be traded electronically (referred to as the “Principle Market”).

2.9	Liquidation. Any dissolution, liquidation, or winding up of Borrower or any substantial portion of its business.

2.10
Cessation of Operations. Any cessation of operations by Borrower or Borrower admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of the Borrower’s ability to continue as a “going concern” shall not be an admission that the Borrower cannot pay its debts as they become due.

2.11
Maintenance of Assets. The failure by Borrower to maintain any material intellectual property rights, personal, real property or other assets which are necessary to conduct its business (whether now or in the future).

2.12
Financial Statement Restatement. The restatement of any financial statements filed by the Borrower with the SEC for any date or period from two years prior to the Issue Date of this Junior Note and until this Junior Note is no longer outstanding, if the result of such restatement would, by comparison to the unrestated financial statement, have constituted a material adverse effect on the rights of the Junior Holder with respect to this Junior Note or the Exchange Agreement.

2.13	Reverse Splits. The Borrower effectuates a reverse split of its Common Stock without twenty (20) days prior written notice to the Junior Holder.

2.14
Replacement of Transfer Agent. In the event that the Borrower proposes to replace its transfer agent, the Borrower fails to provide, prior to the effective date of such replacement, a fully executed Irrevocable Transfer Agent Instructions in a form as initially delivered pursuant to the Exchange Agreement between the Senior Holder and the Borrower (including but not limited to the provision to irrevocably reserve shares of Common Stock in the Reserved Amount) signed by the successor transfer agent to Borrower and the Borrower.

2.15
Cross-Default. Notwithstanding anything to the contrary contained in this Junior Note or the other related or companion documents, a breach or default by the Borrower of any covenant or other term or condition contained in any of the Other Agreements, after the passage of all applicable notice and cure or grace periods, shall, at the option of the Junior Holder, be considered a default under this Junior Note and the Other Agreements, in which event the Junior Holder shall be entitled (but in no event required) to apply all rights and remedies of the Junior Holder under the terms of this Junior Note and the Other Agreements by reason of a default under said Other Agreement or hereunder. “Other Agreements” means, collectively, all agreements and instruments between, among or by: (1) the Borrower, and, or for the benefit of, (2) the Junior Holder and any affiliate of the Junior Holder, including, without limitation, promissory notes; provided, however, the term “Other Agreements” shall not include the related or companion documents to this Junior Note. Each of the loan transactions will be cross-defaulted with each other loan transaction and with all other existing and future debt of Borrower to the Junior Holder.

Upon the occurrence and during the continuation of any Event of Default specified in Section 2.1 (solely with respect to failure to pay the principal hereof or interest thereon when due at the Maturity Date), the Junior Note shall become immediately due and payable and the Borrower shall pay to the Junior Holder, in full satisfaction of its obligations hereunder, an amount equal to the Default Sum (as defined herein). UPON THE OCCURRENCE AND DURING THE CONTINUATION OF ANY EVENT OF DEFAULT SPECIFIED IN SECTION 2.2, THE JUNIOR NOTE SHALL BECOME IMMEDIATELY DUE AND PAYABLE AND THE BORROWER SHALL PAY TO THE JUNIOR HOLDER, IN FULL SATISFACTION OF ITS OBLIGATIONS HEREUNDER, AN AMOUNT EQUAL TO: (Y) THE DEFAULT SUM (AS DEFINED HEREIN); MULTIPLIED BY (Z) TWO (2). Upon the occurrence and during the continuation of any Event of Default specified in Sections 3.1 (solely with respect to failure to pay the principal hereof or interest thereon when due on this Junior Note upon a Trading Market Prepayment Event pursuant to Section 1.7 or upon acceleration), 2.3, 2.4, 2.6, 2.8, 2.10, 2.11, 2.12, 2.13, and/or 2. 14 exercisable through the delivery of written notice to the Borrower by such Junior Holder (the “Default Notice”), and upon the occurrence of an Event of Default specified the remaining sections of Articles II (other than failure to pay the principal hereof or interest thereon at the Maturity Date specified in Section 2.1 hereof), the Junior Note shall become immediately due and payable and the Borrower shall pay to the Junior Holder, in full satisfaction of its obligations hereunder an amount equal to the greater of (i) 150% times the sum of (w) the then outstanding principal amount of this Junior Note plus (x) accrued and unpaid interest on the unpaid principal amount of this Junior Note to the date of payment (the “Mandatory Prepayment Date”) plus (y) Default Interest, if any, on the amounts referred to in clauses (w) and/or (x) plus (z) any amounts owed to the Junior Holder pursuant to Sections 1.3 and 1.4(g) hereof (the then outstanding principal amount of this Junior Note to the date of payment plus the amounts referred to in clauses (x), (y) and (z) shall collectively be known as the “Default Sum”) or (ii) the “parity value” of the Default Sum to be prepaid, where parity value means (a) the highest number of shares of Common Stock issuable upon conversion of or otherwise pursuant to such Default Sum in accordance with Article I, treating the Trading Day immediately preceding the Mandatory Prepayment Date as the “Conversion Date” for purposes of determining the lowest applicable Conversion Price, unless the Default Event arises as a result of a breach in respect of a specific Conversion Date in which case such Conversion Date shall be the Conversion Date), multiplied by (b) the highest Closing Price for the Common Stock during the period beginning on the date of first occurrence of the Event of Default and ending one day prior to the Mandatory Prepayment Date (the “Default Amount”) and all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Junior Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

If the Borrower fails to pay the Default Amount within five (5) business days of written notice that such amount is due and payable, then the Junior Holder shall have the right at any time, so long as the Borrower remains in default (and so long and to the extent that there are sufficient authorized shares), to require the Borrower, upon written notice, to immediately issue, in lieu of the Default Amount, the number of shares of Common Stock of the Borrower equal to the Default Amount divided by the Conversion Price then in effect.

ARTICLE III. MISCELLANEOUS

3.1 Failure or Indulgence Not Waiver. No failure or delay on the part of the Junior Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

3.2 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

Zenosense, Inc

Avda Cortes Valencianas 58, Planta 5

46015 Valencia

Spain

With a copy by fax only to (which copy shall not constitute notice):
Golenbock Eiseman Assor Bell & Peskoe Attn: Andrew Hudders
711 Third Avenue, 19th Floor
New York, New York 10017
212 754 0330 (fax)

If to the Junior Holder:

________

With a copy by fax only to (which copy shall not constitute notice):
[enter name of law firm]
Attn: [attorney name]
[enter address line 1]
[enter city, state, zip]
facsimile: [enter fax number]

3.3 Amendments. This Junior Note and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Junior Holder. The term “Junior Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

3.4 Assignability. This Junior Note shall be binding upon the Borrower and its successors and assigns, and shall inure to be the benefit of the Junior Holder and its successors and assigns. Each transferee of this Junior Note must be an “accredited investor” (as defined in Rule 501(a) of the 1933 Act). Notwithstanding anything in this Junior Note to the contrary, this Junior Note may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

3.5 Cost of Collection. If default is made in the payment of this Junior Note, the Borrower shall pay the Junior Holder hereof costs of collection, including reasonable attorneys’ fees.

3.6 Governing Law. This Junior Note shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Junior Note shall be brought only in the state courts of New York or in the federal courts located in the state and county of Nassau. The parties to this Junior Note hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The Borrower and Junior Holder waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Junior Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

3.7 Certain Amounts. Whenever pursuant to this Junior Note the Borrower is required to pay an amount in excess of the outstanding principal amount (or the portion thereof required to be paid at that time) plus accrued and unpaid interest plus Default Interest on such interest, the Borrower and the Junior Holder agree that the actual damages to the Junior Holder from the receipt of cash payment on this Junior Note may be difficult to determine and the amount to be so paid by the Borrower represents stipulated damages and not a penalty and is intended to compensate the Junior Holder in part for loss of the opportunity to convert this Junior Note and to earn a return from the sale of shares of Common Stock acquired upon conversion of this Junior Note at a price in excess of the price paid for such shares pursuant to this Junior Note. The Borrower and the Junior Holder hereby agree that such amount of stipulated damages is not plainly disproportionate to the possible loss to the Junior Holder from the receipt of a cash payment without the opportunity to convert this Junior Note into shares of Common Stock.

3.8 [Reserved]

3.9 Notice of Corporate Events. Except as otherwise provided below, the Junior Holder of this Junior Note shall have no rights as a Junior Holder of Common Stock unless and only to the extent that it converts this Junior Note into Common Stock. The Borrower shall provide the Junior Holder with prior notification of any meeting of the Borrower’s shareholders (and copies of proxy materials and other information sent to shareholders). In the event of any taking by the Borrower of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation, reclassification or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Borrower or any proposed liquidation, dissolution or winding up of the Borrower, the Borrower shall mail a notice to the Junior Holder, at least twenty (20) days prior to the record date specified therein (or thirty (30) days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time. The Borrower shall make a public announcement of any event requiring notification to the Junior Holder hereunder substantially simultaneously with the notification to the Junior Holder in accordance with the terms of this Section 3.9.

3.10 Remedies. The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Junior Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Borrower acknowledges that the remedy at law for a breach of its obligations under this Junior Note will be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of the provisions of this Junior Note, that the Junior Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Junior Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

IN WITNESS WHEREOF, Borrower has caused this Junior Note to be signed in its name by its duly authorized officer this November 1, 2016.

ZENOSENSE, INC

________________
By: Carlos Gil
Position: Chief Executive Officer

INVESTOR

________________
By:
Position: Authorized Signatory

2658543.2

EXHIBIT A
NOTICE OF CONVERSION

The undersigned hereby elects to convert $_________________ principal amount of the Junior Note (defined below) into that number of shares of Common Stock to be issued pursuant to the conversion of the Junior Note (“Common Stock”) as set forth below, of ZENOSENSE, INC, a Nevada corporation (the “Borrower”) according to the conditions of the convertible Junior Note of the Borrower dated as of November 1, 2016 (the “Junior Note”), as of the date written below. No fee will be charged to the Junior Holder for any conversion, except for transfer taxes, if any.
Box Checked as to applicable instructions:

[ ] The Borrower shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system (“DWAC Transfer”).
Name of DTC Prime Broker:
Account Number:

[ ] The undersigned hereby requests that the Borrower issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Junior Holder’s calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

__________

Date of Conversion: _____________
Applicable Conversion Price: $____________
Number of Shares of Common Stock to be Issued
Pursuant to Conversion of the Junior Note: ______________
Amount of Principal Balance Due remaining
under the Junior Note after this conversion: ______________

INVESTOR

By:_____________________________
Name: _______
Title: Authorized Signatory
Date: ______________

EXHIBIT B
May 2016 Note